Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of the viaLink Company of our report dated March 30, 2004 relating to the financial statements of Prescient Systems, Inc. as of December 31, 2002 and 2003 and for each of the three years ended December 31, 2003, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
August 31, 2004